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                                                                  EXHIBIT 23.1.2

                                                          [ARTHUR ANDERSEN LOGO]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Caldera International, Inc.:


As independent public accountants, we hereby consent to the use of our report dated October 5, 2000 with respect to the financial statements of Ebiz Enterprises, Inc. for the years ended June 30, 2000 and 1999, included in this Registration Statement File No. 333-45936 and to all references to our Firm included in this Registration Statement.



                                                     /s/ Arthur Andersen LLP


Phoenix, Arizona
February 20, 2001